As filed with the Securities and Exchange Commission on October 30, 2013.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRITEO S.A.

(Exact name of registrant as specified in its charter)

France	7311	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jean-Baptiste Rudelle

Chairman and Chief Executive Officer

Criteo S.A.

32 Rue Blanche

75009 Paris, France

Tel: +33 1 40 40 22 90

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Registered Agents, Inc.

160 Greentree Dr., Suite 101

Dover, DE 19904

Tel: (302) 674-4089

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey Nicole Brookshire Stephane Levy Cooley LLP 1114 Avenue of the Americas New York, New York 10036-7798 (212) 479-6000	Renaud Bonnet Jones Day 2 rue Saint-Florentin 75001 Paris France +33 1 5659-3939	Marc D. Jaffe Rachel W. Sheridan Latham & Watkins LLP 885 3rd Ave #1000 New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-191223)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(4)	Amount of registration fee
Ordinary Shares, €0.025 nominal value per share (5)	1,014,967	$31.00	$31,463,977	$4,053

(1)	Includes 132,387 additional shares that may be purchased pursuant to the option granted to the underwriters.
(2)	The registrant is registering 1,014,967 shares pursuant to this registration statement, which shares are in addition to the 8,280,000 shares registered pursuant to the Form F-1 Registration Statement (Registration No. 333-191223).
(3)	Based on the initial public offering price per share.
(4)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Form F-1 Registration Statement (Registration No. 333-191223), as amended, is hereby registered.
(5)	Each ADS represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate Registration Statement on Form F-6.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Criteo S.A., a société anonyme incorporated in the French Republic (the “Company”), is filing this registration statement on Form F-1 with the Securities and Exchange Commission (the “Commission”) to register additional ordinary shares, €0.025 nominal value per share, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement includes (i) the registration statement facing page, (ii) this page, (iii) the signature pages, (iv) an exhibit index, (v) an opinion of Jones Day, the Company’s French counsel, regarding the legality of the securities being registered and a related consent and (vi) the consent of Deloitte & Associés, the Company’s independent registered public accounting firm.

This registration statement relates to the Company’s registration statement on Form F-1, as amended (File No. 333-191223), initially filed by the Company on September 18, 2013 and declared effective by the Commission on October 29, 2013 (the “Registration Statement”). The Company is filing this registration statement for the sole purpose of increasing the aggregate number of ordinary shares offered by the Company by 1,014,967 shares, 132,387 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional ordinary shares. The additional shares that are being registered according to this registration statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table included on the cover of the Registration Statement. Pursuant to Rule 462(b), the contents of the Registration Statement, including the exhibits and the powers of attorney thereto, are incorporated by reference into this registration statement.

The Company hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on October 30, 2013), and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on October 30, 2013.

CRITEO S.A.

By:	/s/ Jean-Baptiste Rudelle
Jean-Baptiste Rudelle
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 30, 2013.

Signature	Title

/s/ Jean-Baptiste Rudelle Jean-Baptiste Rudelle	Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ Benoit Fouilland Benoit Fouilland	Chief Financial Officer (Principal Financial and Accounting Officer)

* Byron Deeter	Director

* Marie Ekeland	Director

* Dana Evan	Director

* Benoist Grossmann	Director

* Hubert de Pesquidoux	Director

* Dominique Vidal	Director

* James Warner	Director

*By:	/s/ Jean-Baptiste Rudelle Jean-Baptiste Rudelle Attorney-in-Fact

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-1 has been signed by the undersigned as the duly authorized representative in the United States of Criteo S.A. in New York, New York, on October 30, 2013.

Criteo Corp.

By:	/s/ Greg Coleman
Name:	Greg Coleman
Title:	President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Jones Day

23.1	Consent of Deloitte & Associés

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the registration statement on Form F-1 (Registration No. 333-191223))